UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2008

UPSNAP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-50560	20-0118697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Duratech Group Inc. 2920 9th Avenue North Lethbridge, Alberta, Canada T1H 5E4
(Address of principal executive offices)

Registrant’s telephone number, including area code: (403) 320-1778

134 Jackson Street, Suite 203
Davidson, North Carolina 20836
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

UPSNAP, INC.

Item 1.01.                      Entry into a Material Definitive Agreement

The Share Exchange Agreement

On August 29, 2008, UpSnap Inc. (the “Registrant”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) by and among the Registrant; Tony Philipp, an officer, director and shareholder of Registrant (“Philipp”); Duratech Group Inc., an Alberta, Canada corporation (“Duratech”) and the shareholders of Duratech (“Duratech Shareholders”), including Peter Van Hierden, a citizen of Alberta, Canada and owner directly or indirectly of approximately 96% of the share capital of Duratech (“Van Hierden”).

Upon closing of the share exchange transaction (the “Share Exchange”) on September 17, 2008, the Duratech Shareholders transferred all of their shares of common stock in Duratech to the Registrant in exchange for an agreement to issue to them an aggregate of 50,349,342 shares of Common Stock of the Registrant, resulting in Duratech becoming a majority owned subsidiary of the Registrant. In addition, P&R Gateway Developments Inc. and 1371009 Alberta Ltd., fifty percent (50%) owned joint venture companies of Duratech became indirectly controlled by the Registrant.

As part of the Share Exchange, the Duratech Shareholders were issued options to purchase 18,950,334 shares of the Registrant’s Common Stock in substitution for options to purchase 2,235,610 shares of Duratech common stock which they owned prior to the transaction.  In order to facilitate the exercise of these new options, the Registrant has agreed to hold 18,950,334 shares of Common Stock in reserve, and instead issue the balance of 50,349,342 shares to the Duratech Shareholders pro rata pursuant to the Share Exchange Agreement.

The shares of Duratech common stock, par value $0.05 per share, are validly issued, fully paid, and nonassessable, and represent one hundred percent (100%) of the common equity ownership of Duratech, and the Duratech Shareholders are the sole record and beneficial owners thereof.  The Duratech common stock represents sixty-five percent (65%) of the issued and outstanding equity capitalization of Duratech, with the other thirty-five percent (35%) consisting of two series of preferred stock, one currently issued to three individuals and outstanding, and the other issued to Van Hierden and Duratech Shareholders on the Closing Date (as defined in the Share Exchange Agreement).  Both of the series have a par value of $1.00 per share. The first series, which is currently outstanding and consists of 158,096 shares of Preferred Non-Voting stock, and has a $1.00 liquidation preference, is not entitled to any dividend or conversion privilege, and is to be liquidated in three years.  The second series, which is a new series issued to Van Hierden and Duratech Shareholders as of the Closing Date, consists of 3,198,362 shares of preferred stock and is entitled to one vote per share, has a $1.00 liquidation preference and is not be entitled to any dividend or conversion privilege. In addition, holders of options to purchase Duratech common stock were granted options to purchase an additional 1,203,790 shares of this second series of preferred stock.  All of the outstanding Duratech share capital was offered and sold in accordance with applicable Canadian and United States Federal and local securities laws.

Also, as mentioned above, in connection with the Share Exchange, a total of 2,235,610 options to purchase Duratech common stock were converted into 18,950,334 options to purchase common stock of the Registrant, calculated according to an agreed upon formula.  This will enable the Duratech Shareholders to transfer one hundred percent (100%) of the common ownership of Duratech to the Registrant.  These options are included in the 69,299,676 shares referenced above.

After the consummation of the transactions contemplated by the Share Exchange Agreement, the Registrant, on the day after the Closing Date, consummated the sale of its assets related to its mobile information search services, subject to assumption and payment of all of the Registrant’s liabilities related to periods prior to the closing, to UpSnap Services, LLC, a North Carolina limited liability corporation (“UpSnap Services”), which is owned by Philipp, pursuant to an Asset Purchase Agreement dated as of August 29, 2008 (the “Asset Purchase Agreement”).

Pursuant to the Share Exchange Agreement and the Asset Purchase Agreement, Philipp has agreed, among other things, to indemnify and hold harmless the Registrant from and against all liabilities as of the Closing Date up to $200,000.  As part of the Asset Purchase Agreement, the Registrant contributed $130,000 to UpSnap Services at Closing (as defined in the Asset Purchase Agreement) solely toward the payment and discharge of the Assumed Liabilities (as defined in the Asset Purchase Agreement).  The $130,000 contribution is not to be used to pay any of Philipp’s advances to the Registrant or his accrued salary.  Duratech funded this $130,000 capital contribution by wire transfer of $130,000 to the Registrant on the Closing Date. The Asset Purchase Agreement was approved by a majority of the Board of Directors, with Philipp abstaining, in accordance with Nevada Revised Statutes 78.140.

The UpSnap Board of Directors has three members.  At Closing, Philipp and Paul Schmidt will resign from their positions as President and Chief Executive Officer and of Chief Financial Officer, respectively, of the Registrant, and Peter Van Hierden will be appointed as Chief Executive Officer and Richard von Gnechten as Chief Financial Officer.   At Closing, Mark McDowell will resign from his position as a director of the Registrant and Peter Van Hierden will be appointed to fill the vacancy created thereby.  Philipp will resign as a director of the Registrant effective following the expiration of the required ten (10) day transmittal notification to the stockholders under Regulation 14f-1 of the Securities Exchange Act, which notice is effected by the mailing of an Information Statement to shareholders.  At the effective time of Philipp’s resignation, Robert Lundgren will be appointed as director of the Registrant.  Mr. von Gnechten, who is currently a member of the Board of Directors of the Registrant, will remain on the Board following the closing.

In addition, pursuant to the terms and conditions of the Share Exchange Agreement:

•	On the Closing Date, the Registrant paid and satisfied all of its “liabilities,” as such term is defined by U.S. GAAP as of the closing.

•	As of the day after the Closing, the parties consummated the transactions contemplated by the Asset Purchase Agreement.

As of the date of the Share Exchange Agreement there were no material relationships between the Registrant or any of its affiliates and the Duratech Subsidiaries, or Duratech, other than in respect of the Share Exchange, except that Richard von Gnecthen is employed by Global Kingdom Finance Co., an affiliate of Duratech and he is also a member of the Board of Directors of the Registrant.

The foregoing description of the Share Exchange Agreement and the Asset Purchase Agreement do not purport to be complete and is qualified in its entirety by reference to the complete text of the Share Exchange Agreement, which is filed as Exhibit 2.1 hereto, and the complete text of the Asset Purchase Agreement, which is filed as Exhibit 2.2 hereto, both of which are incorporated herein by reference.

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange and Asset Purchase refer to Registrant, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange and Asset Purchase refer to the Registrant and its subsidiaries. Information regarding the Company, Duratech and the principal terms of the Share Exchange are set forth below.

Item 2.01.                      Completion of Acquisition or Disposition of Assets

As required by Item 2.01 of Form 8-K, the following transactions were completed and are disclosed hereby.

Share Exchange and Asset Purchase

The Share Exchange. On August 29, 2008, the Registrant entered into a Share Exchange Agreement by and among the Registrant; Philipp; Duratech and the Duratech Shareholders, including Van Hierden.

Upon closing of the share exchange transaction (the “Share Exchange”) on September 17, 2008, the Duratech Shareholders transferred all of their shares of common stock in Duratech to the Registrant in exchange for an issuance to them of an aggregate of 50,349.342 shares of common stock of the Registrant, resulting in Duratech becoming a majority owned subsidiary of the Registrant. In addition, P&R Gateway Developments Inc. and 1371009 Alberta Ltd., fifty percent (50%) owned joint venture companies of Duratech became indirectly controlled by the Registrant.

The Asset Purchase.  On August 29, 2008, the Registrant entered into the Asset Purchase Agreement with Philip, UpSnap Services and the Company. After the consummation of the transactions contemplated by the Share Exchange Agreement, the Company transferred its assets related to its mobile information search services, subject to assumption and payment of all of the Company’s liabilities related to periods prior to the closing, to UpSnap Services, which is owned by Philipp, pursuant to an Asset Purchase Agreement dated as of August 29, 2008.

Over the past few years the Company has sustained continued financial losses and revenue declines as its business has grown more competitive, it has not been able to raise additional capital to expand its operations, it has recent concerns about obligations to its creditors and its continuation as a going concern, and subsequent to the termination of the proposed merger transaction with Mobile Greetings, Inc., it has explored various financing and acquisition alternatives.  Based upon management’s review of alternatives, the Share Exchange Agreement and the Asset Purchase Agreement present the most viable present possibility for future enhancement of shareholder value and for payment of creditors.

Pursuant to the Share Exchange Agreement and the Asset Purchase Agreement, Philipp has agreed, among other things, to indemnify and hold harmless the Company from and against all liabilities as of the Closing Date up to $200,000.  As part of the Asset Purchase Agreement, the Company contributed $130,000 to UpSnap Services at Closing solely toward the payment and discharge of the Assumed Liabilities (as defined).  The $130,000 contribution is not to be used to pay any of Philipp’s advances to the Company or his accrued salary.  Duratech funded this $130,000 capital contribution by wire transfer of $130,000 to the Registrant on the Closing Date.  The Asset Purchase Agreement was approved by a majority of the Board of Directors, with Philipp abstaining, in accordance with Nevada Revised Statutes 78.140.

Changes Resulting from the Share Exchange and Asset Purchase.  At this time, the Company intends to carry on Duratech’s business as its sole line of business.  The Company has relocated its executive offices to 2920 9th Avenue North, Lethbridge, Alberta, Canada T1H 5E4 and its telephone number is (403) 320-1778.

Pre-Share Exchange holders of Duratech common stock and holders of options to purchase common stock of the Company may exchange their existing certificates or exercise their options for certificates of the Registrant.  This will be effected through our transfer agent.  The certificates of the Registrant’s Common Stock issued in the Share Exchange are “restricted” from transfer to U.S. Persons for a period of one year pursuant to Regulation S under the Securities Act.

Changes to the Board of Directors and Officers.

On the Closing Date, the current officers of the Registrant resigned from such positions and the persons chosen by Peter Van Hierden were appointed as the officers of the Registrant, notably Mr. Peter Van Hierden, as Chairman, CEO and President and Richard A. von Gnechten as CFO.  Also on the Closing Date, Philipp resigned from his position as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time additional persons designated by Mr. Van Hierden will be appointed as directors of the Registrant, notably Robert Lundgren.   Mr. von Gnechten, who is currently a member of the Board of Directors of the Registrant, will remain on the Board following the Closing.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the board of directors and serve at the discretion of the board of directors.

Accounting Treatment; Change of Control.  The Share Exchange is being accounted for as a “reverse merger,” since the Duratech Shareholders own a majority of the outstanding shares of the Registrant’s common stock immediately following the Share Exchange and Asset Purchase.  Duratech is deemed to be the acquirer in the reverse merger.  Consequently, the assets and liabilities and the historical operations that are reflected in the financial statements prior to the Share Exchange are those of Duratech and are recorded at the historical cost basis of Duratech, and the consolidated financial statements after completion of the Share Exchange include the assets and liabilities of the Registrant and Duratech, historical operations of Duratech, and operations of the Registrant from the closing date of the Share Exchange.  Except as described in the previous paragraphs, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of the Company’s board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.  Further, as a result of the issuance of the shares of the Registrant’s common stock pursuant to the Share Exchange, a change in control of the Company occurred on the date of consummation of the Share Exchange and Asset Purchase.  The Registrant will continue to be a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Share Exchange and Asset Purchase.

Organizational Charts

Set forth below is an organization chart of the entities that existed prior to the Share Exchange, pursuant to which the Duratech Shareholders exchanged all of the Duratech common stock with the Registrant for an issuance of 50,349,342 shares of the Registrant’s common stock, and after the Share Exchange was consummated.

Before Share Exchange

After Share Exchange

DESCRIPTION OF OUR BUSINESS

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to  the Registrant, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange and Stock Purchase refer to the Registrant and its subsidiaries.

COMPANY OVERVIEW

Duratech Group Inc. (“Duratech”) was founded as Duratech Contracting on December 18, 2002 as a small homebuilding company constructing about 5 homes a year until Peter Van Hierden (“Van Hierden”) bought out the majority partners and took control of the operations in July, 2007.  Shortly thereafter, Mr. Van Hierden identified a synergistic opportunity to acquire a modular oil camp factory which was also in distress and acquired the company in July, 2007.  Since that time management has been able to turn both these operations around and now seeks to grow the company organically and through additional acquisitions.  Duratech changed its name from Duratech Contracting to Duratech Group Inc. in August, 2008.

Duratech’s principle operations are building manufactured and stick-built homes and modular oil camps in Alberta and Saskatchewan, Canada which are experiencing very rapid growth primarily because of commodities such as oil, uranium and diverse mining.

On September 17, 2008, Duratech completed a reverse merger transaction with UpSnap, Inc. (“UpSnap”), a Nevada corporation that was formed on July 25, 2003.  In connection with the reverse merger, Duratech became a wholly-owned subsidiary of UpSnap, and the Duratech Shareholders acquired control of UpSnap.  The Registrant expects to change the company’s name from UpSnap Inc. to Duratech Group Inc. as soon as the filings can be completed.

SUMMARY OF OPERATIONS

Duratech manufactures and builds homes and modular sites for its marketplace, principally Alberta and Saskatchewan.  The Company has four principal products that it offers: First, the company builds on-site conventional homes; second, the company builds ready-to-move (RTM) homes in factories and brings them on foundations to sell to end users; third, the company builds modular camp sites for the oil mining industry; and fourth, the company buys and moves modular and manufactured homes from the United States where markets have been depressed and homes can be bought at discount prices.

Duratech had $4.97 million in revenues for its fiscal year end January 31, 2008 compared to $1.53 million for the prior fiscal year.  Gross profit was $858,000 for the fiscal year end January 31, 2008 compared to $579,000 for the prior fiscal year.  Including reorganization and acquisition costs, the net income for the period end January 31, 2008 was $(93,000) compared to $43,000 for the prior fiscal year.  Duratech currently has a pipeline of projects for an estimated $13 million in revenue, although it cannot guarantee that each of these will be completed and/or sold in its current fiscal year.

STRATEGY FOR GROWTH

Duratech has two principal strategies for growth: 1) build construction for its existing marketplace and 2) expand through strategic acquisitions both in its existing market and the United States.

Build Existing Market:

In its existing marketplace, Duratech supplies the four principal products previously described.  Given its competitive advantages in these product areas and the strong growth prospects within Alberta and Saskatchewan, the Company believes that it will be able to grow its four product lines within its existing marketplace.

Expand through Strategic Acquisitions:

In addition to expanding its existing operations in its existing market, Duratech fully expects to leverage its operational success and the experience of its Chairman, CEO and largest shareholder, Peter Van Hierden, to pursue attractive and strategic acquisition targets within its existing market and also in the United States where the real estate market offers many potential opportunities.  Mr. Van Hierden has been an entrepreneur for 30 years and has successfully turned around six failing corporations in the past 15 years ranging in size from $1 to $30 million.  Mr. Van Hierden has also previously helped develop a fund which successfully raised $7 million of private capital and has consistently been able to attain over 18% per annum return for investors.

COMPANY MARKETS:

Duratech’s existing markets are Alberta and Saskatchewan, Canada, which have experienced tremendous growth.  Alberta is a business friendly province with the lowest tax load of any province in Canada, including no provincial retail tax.  Alberta has massive oil reserves with some estimates as high as 1.3 trillion barrels of oil.  Canada has not suffered from the US subprime debacle in which homes were financed at high debt levels for buyers that could not afford them, because of its strong economy and government regulations which prevent homes to be mortgaged beyond 80% without having mortgage guarantees, thus foreclosures are rare.  In September, 2006, Statistics Canada confirmed Alberta’s current economic growth as the strongest such growth by a province in Canadian history, averaging 12.6% per year since 2002 compared to China’s 14.8% average.  While worldwide economic conditions may well impact this growth, all indications are that the boom will last well into the next decade.

COMPETITION

The Company’s principal competitors on job site structures would be: Northern Trailer, Arcticore Structures, Atco and BCT Structures.  In the homebuilding and ready-to-move homes area it would be: commercial stick builders, SRI Homes and Triple M Homes.

COMPETITIVE ADVANTAGE

Duratech’s key competitive advantages are: 1) Alberta and Saskatchewan market advantage; 2) Factory construction advantage; 3) Direct sales advantage; and 4) Ready-to-move (RTM) advantage.

Alberta and Saskatchewan Market Advantage:

As more fully described under Company Markets, Duratech’s principle operating markets are Alberta and Saskatchewan, Canada, which have experienced very strong growth because of the various commodities that are indigenous to the provinces, including oil, uranium and diverse mining.  In September, 2006, Statistics Canada confirmed Alberta’s current economic growth as the strongest such growth by an province in Canadian history, averaging 12.6% per year since 2002 compared to China’s 14.8% average.

Furthermore, Canada has not suffered from the US subprime debacle because of its strong economy and government regulations which prevent homes to be mortgaged beyond 80% without having mortgage guarantee, thus foreclosures are rare.

Factory Construction Advantage:

Alberta has unique traffic laws which allow transporting homes to a width of 35 feet on the highway.  Building homes in a factory has many significant advantages, including: 1) reduced construction time from 6-8 months to 2-3 weeks; 2) improve efficiency in hours of construction by more than 40%; and 3) reduce labor costs by as much as 50% due to using all company staff versus sub-contractors.   Overall cost savings of building in a factory is at least 30% compared to on-site, stick-built homes.  Using a factory also helps avoid potential weather issues.

Direct Sales Advantage:

Whereas traditional modular house builders market their product through a sophisticated dealer network, Duratech buys lots, sets the homes on the foundation and then markets their product through the local MLS Real Estate.  Duratech increases its profitability by 30% by by-passing the dealer network.  The Company has also established relationships with investors that are interested in carrying the cost of the home until it sells.

Ready-to-move (RTM) Advantage:

Duratech is also not constrained to its local real estate market, because the homes it builds can be moved to “hot” real estate markets in Alberta and Saskatchewan, as necessary.  This is an advantage compared to stick built homes and allows the company to put the house on a lot with basement and garage (taking out the middleman).  No marketing department is required as the company relies on realtors to determine demand levels of individual areas.

SALES AND MARKETING

Duratech does not require an extensive in-house marketing department to sell its homes because it has the flexibility of moving its homes to whatever market may be “hot” in Alberta or Saskatchewan at a particular time.  The Company uses real estate brokers and realtors to identify opportunities and to sell the homes that are constructed.  The Company also engages a marketing consultant based in Calgary that helps with job site structures (camp sites for oil mining industry).

The principle factors that affect sales volumes and prices are the economies of the markets that the Company serves, principally Alberta and Saskatchewan.  There are other risk factors detailed later in this document that describe the more general risks that could impact the company’s business operations, including the impact of global geo-political issues and financial markets beyond the company’s control

Duratech had $4.97 million in revenues for its fiscal year end January 31, 2008 compared to $1.53 million for the prior fiscal year.  Duratech currently has a pipeline of projects for an estimated $13 million in revenue, although it cannot guarantee that each of these will be completed and/or sold in its current fiscal year.

New Products

Duratech is continually refining its manufacturing process to ensure the most efficient operations possible.  The Company is also continually exploring new construction techniques that might allow it to develop new products in the homebuilding industry.  The company does not currently have any patents on such techniques, but may file for such in the future.

REGULATION

The Company’s principal regulatory bodies are the building code of each respective province in which it does business.  Duratech is CSA Certified as part of A277 Program and Part 9 of 2006 Alberta Building Code.

LEGAL PROCEEDINGS

The Company is not involved in any pending or threatened legal proceedings.

PROPERTY

The company’s headquarters is located at #1 2920 9th Avenue North, Lethbridge, Alberta, Canada T1H 5E4 and is comprised of 1,100 square feet of office space and 27,000 square feet of plant.

The Company also has a plant in Cardston, Alberta, Canada located at 855 2nd Avenue E, which is comprised of 38,000 square feet and a Calgary, Alberta, Canada office located at 95 Sandringham Way NW, comprised of 1,000 square feet.

EMPLOYEES

Duratech Group Inc. has a staff of approximately 60 employees.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements.  To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking.  Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning.  These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements.  Such risks and uncertainties are outlined in “Risk Factors” and include, without limitation, the Company’s ability to raise additional capital to finance the Company’s activities; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks associated with the Share Exchange; the future trading of the common stock of the Company; the ability of the Company to operate as a public company; the Company’s ability to protect its proprietary information; general economic and business conditions; the volatility of the Company’s operating results and financial condition; the Company’s ability to attract or retain qualified senior management personnel and research and development staff; and other risks detailed from time to time in the Company’s filings with the SEC, or otherwise.

Information regarding market and industry statistics contained in this Report is included based on information available to the Company that it believes is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  The Company has not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  The Company does not undertake any obligation to publicly update any forward-looking statements.  As a result, investors should not place undue reliance on these forward-looking statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

All references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Share Exchange refer to the Registrant, and references to the “Company,” “we,” “our” and “us” for periods subsequent to the closing of the Share Exchange refer to the Registrant and its subsidiaries.

The following discussion highlights the principal factors that have affected our financial condition and results of operations as well as our liquidity and capital resources for the periods described.  This discussion contains forward-looking statements.  Please see “Special cautionary statement concerning forward-looking statements” and “Risk factors” for a discussion of the uncertainties, risks and assumptions associated with these forward-looking statements.  The operating results for the periods presented were not significantly affected by inflation.

In August, 2008, the management of the Registrant determined that it was in the best interests of the stockholders of the Registrant to agree to the Share Exchange and acquire Duratech Group Inc., a Canadian company that is engaged in the construction and manufacturing of homes in Alberta and Saskatchewan, Canada.  As part of the reverse merger, the Registrant will cease engaging in the mobile information search services business.  As a result of the Share Exchange, Duratech Group Inc. will become a majority-owned subsidiary of the Registrant.

The financial results summarized below are based on the Duratech Group Inc. audited balance sheet as of January 31, 2008 and related audited statements of operations and retained earnings and statements of cash flows for the years ended January 31, 2008 and January 31, 2007. These audited financial statements are attached hereto as Exhibit 99.1.

Fiscal Year Ended January 31, 2008 Compared to the Fiscal Year Ended January 31, 2007.

Revenues.  Revenues for the 2008 fiscal year were $4.97 million, compared to revenues for the 2007 fiscal year of $1.53 million.  The increase in revenues of $3.43 million is principally attributable to the growth in housing sales with its Duratech Contracting division and the acquisition and growth of its Duratech Structures division.

Gross Profit.  Gross profit for the 2008 fiscal year was $858,572, compared to gross profit for the 2007 fiscal year of $579,617.  The increase in gross profit is attributable to an increase in sales of the company as described above.

Selling, General and Administrative Expenses. Selling, general and administrative expenses for the 2008 fiscal year were $306,199, compared to selling, general and administrative expenses for the 2007 fiscal year of $123,495, an increase of $182,704 principally due to transition costs associated with turning-around and expanding its core business and in acquiring and turning around the Duratech Structures division.

Payroll Expense. Payroll expense for the 2008 fiscal year were $489,321, compared to payroll expense for the 2007 fiscal year expense of $349,145 principally due to an increase in business operations at Duratech Contracting division and Duratech Structures division.

Other Expenses. Bad debt expense for the 2008 fiscal year was $3,746 compared to none for the same period in the prior year; interest expense for the 2008 fiscal year was $139,175 compared to $49,937 for the 2007 fiscal year due to larger borrowings associated with more houses under construction; and depreciation and amortization expense for 2008 was $21,598 compared to $9,742 for the 2007 fiscal year due to greater property plant and equipment associated with larger operations.

Net Other Income. Net other income for the 2008 fiscal year was $2,600 compared to $6,551 for the 2007 fiscal year.  The reason for the difference is the one-time gain on disposal of $6,234 that occurred in 2007.

Net Income. Net loss for the 2008 fiscal year was $(98,867) compared to net income for the 2007 fiscal year of $53,849.  The decrease is attributable to the increase in selling, general and administrative expenses in 2008 and acquisition and turn-around costs.  The company does not expect to continue incurring losses going forward as the company continues to grow.

Foreign Currency Gains/Losses. Because the Company operates in Alberta and Saskatchewan, Canada, the company does incur foreign currency gains/losses for US GAAP reporting purposes.  The Company incurred a loss on currency conversion of $5,868 for the 2008 fiscal year compared to a loss of $2,103 for the 2007 fiscal year.

Liquidity and Capital Resources

As of January 31, 2008, cash and cash equivalents totaled $0.  The net cash used in operations for fiscal year 2008 of $1,566,813 increased from 2007 fiscal year of $310,566 principally due to an increase in inventories and receivables associated with new housing production.  The net cash used in investing activities of $99,696 was mainly due to additions to property, plant and equipment compared to $132,227 for the prior fiscal year. The increase in financing activities of $1,657,231 for fiscal year 2008 compared to $452,071 in fiscal year 2007 was mainly due to the increase in the proceeds of loans from shareholders of $662,743 and long-term debt of $1,454,770.

The working capital at January 31, 2008 was $(150,144), comprised of accounts receivable, net of $555,811 and inventory of $2,193,015, less payables of $290,481, customer deposit of $53,682, short term loans of $539,319; current portion of notes payable of $1,352,745 and current portion of shareholder notes payable of $662,743.

Critical Accounting Policies and Estimates

The discussion and analysis of Duratech’s financial condition presented in this section are based upon the audited consolidated financial statements of Duratech Group Inc., which have been prepared in accordance with the generally accepted accounting principles in the United States.  During the preparation of the financial statements Duratech is required to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities.  On an ongoing basis, Duratech evaluates its estimates and judgments, including those related to sales, returns, pricing concessions, bad debts, inventories, investments, fixed assets, intangible assets, income taxes and other contingencies. Duratech bases its estimates on historical experience and on various other assumptions that it believes are reasonable under current conditions.  Actual results may differ from these estimates under different assumptions or conditions.

In response to the SEC’s Release No. 33-8040, “Cautionary Advice Regarding Disclosure About Critical Accounting Policy,” Duratech identified the most critical accounting principles upon which its financial status depends.  Duratech determined that those critical accounting principles are related to the use of estimates, inventory valuation, revenue recognition, income tax and impairment of intangibles and other long-lived assets.  Duratech presents these accounting policies in the relevant sections in this management’s discussion and analysis, including the Recently Issued Accounting Pronouncements discussed below.

Revenue Recognition— Revenues from long-term construction contracts (over one year) are recognized using the percentage-of-completion method. Revenues from short-term contracts are recognized as the work is performed and related costs are incurred. Contract costs include all direct materials and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools, and repair costs. General and administrative costs are charged to expense as incurred.

Accounts Receivable—Accounts deemed uncollectible are written off in the year they become uncollectible.  For the years ended January 31, 2008 and 2007, no amounts were deemed uncollectible as of January 31, 2008.  Outstanding Accounts Receivable as of January 31, 2008 was $555,811, which includes a receivable due from a shareholder (related party) in the amount of $89,289.

Presentation and Foreign currency translation—These consolidated financial statement have been prepared in accordance with US generally accepted accounting principles (GAAP) and translated into U.S dollars. The prevailing exchange rate used to translate the Canadian dollars to U.S dollars at January 31, 2008 was 1.0034. The average was 0.94737.

Assets and liabilities denominated in respective functional currencies are translated into United States Dollars at the exchange rate as of the balance sheet date.  The share capital and retained earnings are translated at exchange rates prevailing at the time of the transactions.  Revenues, costs, and expenses denominated in respective functional currencies are translated into United States Dollars at the weighted average exchange rate for the period.  The effects of foreign currencies translation adjustments are included as a separate component of accumulated other comprehensive income.

Comprehensive Income (Loss)—The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive income and its components in the consolidated financial statements.  There were no items of comprehensive income (loss) applicable to the Company during the periods covered in the consolidated financial statements.

Cash and Bank overdraft—Cash consists of cash, cash equivalents and checks issued in excess of cash on deposit. Cash is put in Bank overdraft when its negative. For the purpose of the cash flow statement, Bank overdrafts are also classified as cash.

Income Taxes—Income taxes are provided in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes.”  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss-carryforwards.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that, and some portion or the entire deferred tax asset will not be realized.  Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Fair Value of Financial Instruments—The carrying amounts reported in the consolidated balance sheet for cash, accounts receivable and payable approximate fair value based on the short-term maturity of these instruments.

Impairment of Long-Lived Assets—Using the guidance of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, the Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.

Customer Deposits—The cash deposit received from customers when project in progress are shown in the balance sheet as current liabilities and apply against the revenue expected from customers when the project is terminated and the customers are billed. The deposit is without interest.

Recently Issued Accounting Pronouncements

In February 2006, the FASB issued SFAS Statement No. 155, “Accounting for Certain Hybrid Financial Instruments—an amendment of FASB Statements No. 133 and 140” ("SFAS 155"). This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This Statement permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS 155 is effective for all financial instruments acquired or issued for the Company for fiscal year begins after September 15, 2006. The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In March 2006, the FASB issued SFAS Statement No. 156, “Accounting for Servicing of Financial Assets—an amendment of FASB Statement No. 140.” This Statement amends FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” with respect to the accounting for separately recognized servicing assets and servicing liabilities.  This Statement requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract.  This Statement requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable and it permits an entity to choose either the Amortization Method or the Fair Value Method for each class of separately recognized servicing assets and servicing liabilities.  At its initial adoption, the Statement permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under SFAS No. 115.  This Statement is effective as of the beginning of an entity's first fiscal year that begins after September 15, 2006. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year.  The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In June 2006, the FASB issued FIN 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB No. 109.  This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB No. 109, “Accounting for Income Taxes.”  This interpretation prescribes recognition of threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  This interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  This interpretation is effective for fiscal years beginning after December 15, 2006. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year.  The adoption of this standard is not expected to have a material effect on the Company’s results of operations or financial position.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurements”.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.  This statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  Accordingly, SFAS No. 157 does not require any new fair value measurements.  However, for some entities, the application of SFAS No. 157 will change current practice.  This Statement is effective for fiscal years beginning after November 15, 2007, and all interim periods within those fiscal years. Earlier application is permitted if the entity has not yet issued interim or annual financial statements for that fiscal year.  Early adoption of this standard is not expected to have a material effect on the Company’s results of operations or its financial position, but the Company is evaluating the Statement to determine what impact, if any, it will have on the Company.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106 and 132(R)” (“SFAS 158”). This statement requires balance sheet recognition of the funded status, which is the difference between the fair value of plan assets and the benefit obligation, of pension and postretirement benefit plans as a net asset or liability, with an offsetting adjustment to accumulate other comprehensive income in shareholders’ deficit. In addition, the measurement date, the date at which plan assets and the benefit obligation are measured, is required to be the company’s fiscal year end. The Company is currently evaluating the Statement to determine what impact, if any, it will have on the Company.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, “The Fair Value for Financial Assets and Financial Liabilities—including an amendment of FASB Statement No. 115.”  This statement permits entities to choose to measure many financial instruments and certain other items at value.  The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This Statement is expected to expand the use of fair value measurement, which is consistent with the Board’s long-term measurement objectives for accounting for financial instruments.  Effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of FASB Statement No. 157, Fair Value Measurements. No entity is permitted to apply the Statement retrospectively to fiscal years preceding the effective date unless the entity chooses early adoption. Early adoption of this standard is not expected to have a material effect on the Company’s results of operations or its financial position, but the Company is evaluating the Statement to determine what impact, if any, it will have on the Company.

In December 2007, the FASB issued SFAS 141(revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R will significantly change the accounting for business combinations in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, IPR&D and restructuring costs. In addition, under SFAS 141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. SFAS 141R is effective for fiscal years beginning after December 15, 2008.  The Company has not yet determined the impact, if any, of SFAS 141R on its consolidated financial statements.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (NCI) and classified as a component of equity. This new consolidation method will significantly change the account with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not yet determined the impact, if any, of SFAS 160 on its consolidated financial statements.

Cautionary Factors That May Affect Future Results

This Current Report on Form 8-K and other written reports and oral statements made from time to time by the Company may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  One can identify these forward-looking statements by their use of words such as “expects,” “plans,” “will,” “estimates,” “forecasts,” “projects” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address the Company’s growth strategy, financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from the Company’s forward-looking statements.  These factors include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward-looking statement can be guaranteed and actual future results may vary materially.

The Company does not assume the obligation to update any forward-looking statement.  One should carefully evaluate such statements in light of factors described in UpSnap’s filings with the SEC, especially on Forms 10-KSB, 10-QSB and 8-K.  Listed below are some important factors that could cause actual results to differ from expected or historic results.  One should understand that it is not possible to predict or identify all such factors.  Consequently, the reader should not consider any such list to be a complete list of all potential risks or uncertainties.

Risk Factors

Investing in the Company’s common stock involves a high degree of risk.  Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this Current Report on Form 8-K, before purchasing shares of the Company’s common stock.  There are numerous and varied risks, known and unknown, that may prevent the Registrant from achieving its goals.  The risks described below are not the only ones the Company will face.  If any of these risks actually occurs, the Company’s business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of the Registrant’s common stock could decline and investors in the Company’s common stock could lose all or part of their investment.  The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to the Company, material risks related to the Company’s industry and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on any exchange or over-the-counter market.

The Company’s future revenues will be derived from the production of ready-to-move homes, modular units and building of site-built homes and acquisition and sale of manufactured homes produced in the United States.  There are numerous risks, known and unknown, that may prevent the Company from achieving its goals including, but not limited to, those described below.  Additional unknown risks may also impair the Company’s financial performance and business operations. The Company’s business, financial condition and/or results of operations may be materially adversely affected by the nature and impact of these risks.  In such case, the market value of the Company’s securities could be detrimentally affected, and investors may lose part or all of their investment.  Please refer to the information contained under “Business” in this report for further details pertaining to the Company’s business and financial condition.

Risks Related To Our Company

Our business has posted net operating losses, has limited operating history and will need capital to grow and finance its operations.  For the investor, potential adverse effects of this include failure of the company to continue as a going concern. Our auditors have expressed substantial doubt about our ability to continue as a going concern.

From the inception of our operating subsidiary, Duratech Group Inc., until June 30, 2008, the Company has had accumulated net losses of $199,368.  Our auditors have raised substantial doubt about our ability to continue as a going concern due to accumulated losses from operations and net deficiency.  Mr. Peter Van Hierden acquired the company in July, 2007 and then quickly acquired another struggling company the same month.  While Mr. Van Hierden and management have consolidated both entities, made substantial improvements to turn-around operations and put the company on a growth path going forward, there is no guarantee that these operations will be successful and will not continue to incur losses.  The Company has limited operating history and is essentially an early-stage operation.  The Company will continue to be dependent on having access to working capital that will allow it to finance operations during its growth period.  Continued net operating losses together with limited working capital make investing in our company a high-risk proposal.  The adverse effects of a limited operating history include reduced management visibility into forward sales, marketing costs, customer acquisition and retention which could lead to missing targets for achievement of profitability.

A slowdown or other adverse developments in the Canadian economy may materially and adversely affect the Company’s customers, demand for the Company’s products and the Company’s business.

All of the Company’s operations are conducted in Canada and all of its revenue is generated from sales in Alberta and Saskatchewan, Canada. Although the Alberta and Saskatchewan economy has grown significantly in recent years, the Company cannot assure investors that such growth will continue. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in Canada could materially reduce the demand for our products and materially and adversely affect the Company’s business.

Our operating results could be affected by geographic concentration and declining housing demand.

As a participant in the homebuilding industry, we are subject to market forces beyond our control. These market forces include employment and employment growth, interest rates, land availability and development costs, apartment vacancy levels, and the health of the general economy. Unfavorable changes in any of the above factors or other issues could have an adverse affect on our sales and earnings.

Our results of operations can be adversely affected by labor shortages and the pricing and availability of raw materials.

The homebuilding industry has from time to time experienced labor shortages and other labor related issues. A number of factors may adversely affect the labor force available to us and our subcontractors in one or more of our markets including high employment levels, construction market conditions and government regulation which include laws and regulations related to workers’ health and safety, wage and hour practices and immigration. An overall labor shortage or a lack of skilled labor could cause significant increases in costs or delays in construction of homes which could have a material adverse effect upon our sales and profitability.

Our results of operations can be affected by the pricing and availability of raw materials. Although we attempt to increase the sales prices of our homes in response to higher materials costs, such increases typically lag behind the escalation of materials costs. Sudden increases in price and lack of availability of raw materials can be caused by natural disaster or other market forces, as has occurred in recent years. Although we have not experienced any production halts, severe or prolonged shortages of some of our most important building materials, which include wood and wood products, gypsum wallboard, steel, insulation, and other petroleum-based products, have occurred. There can be no assurance that sufficient supplies of these and other raw materials will continue to be available to us.

The loss of any of our executive officers could reduce our ability to execute our business strategy and could have a material adverse effect on our business and results of operations.

We are dependent to a significant extent upon the efforts of our executive officers, particularly Peter Van Hierden, our Chief Executive Officer, and Richard A. von Gnetchen, our Chief Financial Officer. The loss of the services of one or more of our executive officers could impair our ability to execute our business strategy and have a material adverse effect upon our business, financial condition and results of operations. We currently have no key man life insurance for our executive officers.

Peter Van Hierden, Chief Executive Officer and our majority shareholder, can cause us to take certain actions or preclude us from taking actions without the approval of the other shareholders and may have interests that could conflict with other shareholders.

Peter Van Hierden, our Chief Executive Officer, as of September 17, 2008, beneficially owns approximately 49.5% of the voting power of our common stock. As a result, Mr. Van Hierden has the ability to control the outcome of virtually all corporate actions, including the election of all directors, the approval of any merger, the commencement of bankruptcy proceedings and other significant corporate actions. His interest in exercising control over our business may conflict with the interests of other shareholders. This voting power might also discourage someone from acquiring us or from making a significant equity investment in us, even if we need the investment to meet our obligations and to operate our business.

Our success depends on our ability to acquire land suitable for residential homebuilding at reasonable prices.

The homebuilding industry is highly competitive for suitable land. The availability of finished and partially finished developed lots and undeveloped land for purchase that meet our criteria depends on a number of factors outside our control, including land availability in general, competition with other homebuilders and land buyers for desirable property, inflation in land prices, zoning, allowable housing density, and other regulatory requirements. Should suitable lots or land become less available, the number of homes we may be able to build and sell could be reduced, and the cost of land could be increased, perhaps substantially, which could adversely impact our results of operations.

Our long-term ability to build homes depends on our acquiring land suitable for residential building at reasonable prices in locations where we want to build.  As competition for suitable land increases, and as available land is developed, the cost of acquiring suitable remaining land could rise, and the availability of suitable land at acceptable prices may decline. Any land shortages or any decrease in the supply of suitable land at reasonable prices could result in increased land costs. We may not be able to pass through to our customers any increased land costs, which could adversely impact our revenues, earnings, and margins.

Our future growth may require additional capital, which may not be available.

Our operations require significant amounts of cash. We may be required to seek additional capital, whether from sales of equity or debt or additional bank borrowings, for the future growth and development of our business. We can give no assurance as to the availability of such additional capital or, if available, whether it would be on terms acceptable to us. If we are not successful in obtaining sufficient capital, it could reduce our sales and may adversely affect our future growth and financial results.

We may not be successful in our effort to identify, complete or integrate acquisitions or to enter new markets through start-up operations, which could disrupt the activities of our current business, adversely affect our results of operations and future growth or cause losses.

A principal component of our business strategy is to continue to grow profitably, including, when appropriate, by acquiring other homebuilders or related businesses that will streamline our operations. We may not be successful in implementing our acquisition strategy, and growth may not continue at historical levels or at all. When acquiring another company, we may have difficulty assimilating the operations of acquired businesses, incur unanticipated liabilities or expenses, and our management’s attention may be diverted from our current business. The acquisition of other companies may also result in our entering markets in which we have limited or no experience. The failure to identify or complete business acquisitions, or successfully integrate the businesses we acquire, could adversely affect our results of operations and future growth. In addition, our acquisitions may not be as profitable as we anticipate or could even produce losses.

Furthermore, we may choose to enter new markets or expand operations in existing markets by starting new operations, rather than by acquiring an existing homebuilding company. If we choose to expand through start-up operations, we will not have the advantage of the experience and brand recognition of an established homebuilding company. As a result, we may incur substantial start-up costs in establishing our operations in new markets, and we may not be successful in taking operations from the start-up phase to profitability. If we are not successful in making start-up operations profitable, we may not be able to recover our investment and may incur losses.

Risks Related to the Housing Industry

The manufactured, modular and ready-to-move housing industry is highly competitive.

The manufactured, modular and ready-to-move housing industry is highly competitive at both the manufacturing and retail levels, with competition based upon several factors, including price, product features, reputation for service and quality, depth of field inventory, promotion, merchandising and the terms of retail customer financing. We compete with other retailers of manufactured homes, as well as companies offering for sale homes repossessed from wholesalers or consumers. In addition, manufactured homes compete with other forms of housing, such as new and existing site-built homes, apartments, condominiums and townhouses. The inability to effectively compete in this environment could result in lower sales, operating results and cash flows.

Cost and availability of raw materials is subject to fluctuation.

Prices and availability of raw materials used to manufacture the Company’s products can change significantly due to fluctuations in supply and demand. The Company has historically been able to have an adequate supply of raw materials by maintaining good relations with its vendors. In addition, increased prices have historically been passed on to customers by raising the price of manufactured homes. There is no certainty that the Company will be able to pass on future price increases and maintain adequate supply of raw materials. The inability to raise the price of its products and to maintain a proper supply of materials could have a negative impact on sales, operating results and cash flows.

Availability and cost of financing for our retail customers, particularly in our manufactured housing business, could constrain our sales.

Retail buyers of our products generally secure financing from independent lenders, which, in the case of manufactured housing, have been negatively affected by adverse loan experience. Reduced availability of such financing and higher interest rates have had, and continue to have, an adverse effect on the manufactured housing business and our housing sales. If this financing were to become unavailable or were to be further restricted, our results of operations would suffer. Availability of financing depends on the lending practices of financial institutions, financial markets, governmental policies, and economic conditions, all of which are largely beyond our control.

Downward changes in general economic, real estate construction, or other business conditions could adversely affect our business or our financial results.

The residential homebuilding industry is sensitive to changes in economic conditions and other factors, such as the level of employment, consumer confidence, consumer income, availability of financing, and interest rate levels. Adverse changes in any of these conditions generally, or in the markets where we operate, could decrease demand and pricing for new homes in these areas or result in customer cancellations of pending contracts, which could adversely affect the number of home deliveries we make or reduce the prices we can charge for homes, either of which could result in a decrease in our revenues and earnings and would adversely affect our financial condition.

Future increases in interest rates, reductions in mortgage availability, or increases in the effective costs of owning a home could prevent potential customers from buying our homes and adversely affect our business and financial results.

Increases in interest rates or decreases in availability of mortgage financing could reduce the market for new homes. Potential homebuyers may be less willing or able to pay the increased monthly costs or to obtain mortgage financing that exposes them to interest rate changes. Lenders may increase the qualifications needed for mortgages or adjust their terms to address any increased credit risk. Even if potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell their current homes to potential buyers who need financing. These factors could adversely affect the sales or pricing of our homes.

A.           Manufactured, Modular and Ready-To-Move Housing

The cyclical and seasonal nature of the manufactured housing industry causes our revenues and operating results to fluctuate, and we expect this cyclicality and seasonality to continue in the future.

The manufactured housing industry is highly cyclical and seasonal and is influenced by many national and regional economic and demographic factors, including:

•	the availability of consumer financing for homebuyers;

•	the availability of wholesale financing for retailers;

•	seasonality of demand;

•	consumer confidence;

•	interest rates;

•	demographic and employment trends;

•	income levels;

•	housing demand;

•	general economic conditions, including inflation and recessions; and

•	the availability of suitable homesites.

As a result of the foregoing economic, demographic and other factors, our revenues and operating results fluctuate, and we expect them to continue to fluctuate in the future. Moreover, we may experience operating losses during cyclical downturns in the manufactured housing market.

The manufactured, modular and ready-to-move housing industry is highly competitive, and competition may increase the adverse effects of industry conditions.

The manufactured, modular and ready-to-move housing industry is highly competitive. Competition at both the manufacturing and retail levels is based upon several factors, including price, product features, reputation for service and quality, merchandising, terms of retailer promotional programs and the terms of retail customer financing. Numerous companies produce manufactured homes in our markets. In addition, our homes compete with repossessed homes that are offered for sale in our markets. A number of our manufacturing competitors also have their own retail distribution systems and consumer finance and insurance operations. The ability to offer consumer finance and insurance products may provide some competitors with an advantage. In addition, there are many independent manufactured housing retail locations in most areas where we have retail operations. We believe that where wholesale floor plan financing is available, it is relatively easy for new retailers to enter into our markets as competitors. In addition, our products compete with other forms of low to moderate-cost housing, including new and existing site-built homes, apartments, townhouses and condominiums. If we are unable to compete effectively in this environment, our retail sales and wholesale shipments could be reduced. As a result, our growth could be limited.

Changing consumer preferences can affect sales, operating results and cash flows.

Changes in consumer preferences for manufactured, modular and ready-to-move housing occur over time, and consequently the Company responds to changing demand by evaluating the market acceptability of its products. Delays in responding to changing consumer preferences could have an adverse effect on sales, operating results and cash flows.

B.           Site-Built Housing

We may not be able to acquire suitable land at reasonable prices, which could result in cost increases we are unable to recover and reduce our total earned revenues and earnings.

We have experienced an increase in competition for available land and developed homesites in some of our markets as a result of a reduced availability of suitable parcels of land and developed homesites in these markets. Our ability to continue our homebuilding activities over the long-term depends upon our ability to locate and acquire suitable parcels of land or developed homesites to support our homebuilding operations. As competition for land increases, the cost of acquiring it may rise and the availability of suitable parcels at acceptable prices may decline. If we are unable to acquire suitable land or developed homesites at reasonable prices, it could limit our ability to develop new communities or result in increased land costs that we may not be able to pass through to our customers. Consequently, this competition could reduce the number of homes we sell or our profit margins and lead to a decrease in our total earned revenues and earnings.

Shortages of labor or materials and increases in the price of materials can harm our business by delaying construction, increasing costs, or both.

We and the homebuilding industry from time to time have experienced significant difficulties with respect to:

•	shortages of qualified trades people and other labor;

•	shortages of materials; and

•	increases in the cost of certain materials, including lumber, drywall and cement, which are significant components of home construction costs.

These difficulties can cause unexpected short-term increases in construction costs and cause construction delays for us. We will not be able to recover unexpected increases in construction costs by raising our home prices because, typically, the price of each home is established at the time a customer executes a home sale contract. Furthermore, sustained increases in construction costs may, over time, erode our profit margins. We may be able to offset sustained increases in construction costs with increases in the prices of our homes and through operating efficiencies. However, in the future, pricing competition may restrict our ability to pass on any additional costs, and we may not be able to achieve sufficient operating efficiencies to maintain our current profit margins.

Adverse weather conditions may increase costs, cause project delays and reduce consumer demand for housing, all of which would adversely affect the Company’s results of operations and prospects.

As a homebuilder, the Company is subject to numerous risks, many of which are beyond management’s control, including: adverse weather conditions, such as extended periods of rain, snow or cold temperatures and natural disasters, which could damage projects, cause delays in completion of projects, or reduce consumer demand for housing; and shortages in labor or materials, which could delay project completion and cause increases in the prices for labor or materials, thereby affecting the Company’s sales and profitability.

There are some risks of loss for which the Company may be unable to purchase insurance coverage. A sizeable uninsured loss could adversely affect the Company’s business, results of operations and financial condition.

Risks Related to Doing Business in the Canada

Inflation in Canada could negatively affect our profitability and growth.

While the economy in Alberta and Saskatchewan has experienced rapid growth, such growth has been uneven among other provinces and various sectors of the economy and in different geographical areas of the country.  Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for the Company’s products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability.

The fluctuation of the Canadian dollar may materially and adversely affect investments in the Company.

The value of the Canadian dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the Canada’s political and economic conditions. As the Company relies principally on revenues earned in Canada, any significant revaluation of Canadian dollar may materially and adversely affect the Company’s cash flows, revenues and financial condition. For example, to the extent that the Company needs to convert U.S. dollars it receives from an offering of its securities into Canadian dollars for the Company’s operations, appreciation of the Canadian dollar against the U.S. dollar could have a material adverse effect on the Company’s business, financial condition and results of operations. Conversely, if the Company decides to convert its Canadian dollars into U.S. dollars for the purpose of making payments for dividends on its common stock or for other business purposes and the U.S. dollar appreciates against the Canadian dollar, the U.S. dollar equivalent of the Canadian dollar that the Company converts would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a charge to the Company’s income statement and a reduction in the value of these assets.

The effect of changes in international, national and local economic and market conditions as a result of global developments

Beyond the risks of doing business in Canada or the United States, there is also the potential impact of changes in the international, national and local economic and market conditions as a result of global developments, including the effects of global financial crisis, effects of terrorist acts and war on terrorism, US and Canadian presence in Iraq and Afghanistan, potential conflict or crisis in North Korea or Middle East and potential avian flu pandemic or related illnesses, negatively affecting local homebuilding industry and adversely affecting new home installation market.

Risks Relating to the Share Exchange

The Company’s Chief Executive Officer, Peter Van Hierden, beneficially owns 49.5% of the Company’s outstanding common stock, which gives him control over certain major decisions on which the Company’s stockholders may vote, which may discourage an acquisition of the Company.

As a result of the Share Exchange, most of management of the Company do not beneficially own any of the Company’s outstanding common stock at this point in time, and one of the Company’s officers and directors beneficially owns 49.5% of the Company’s outstanding shares.  The interests of this director may differ from the interests of other stockholders.  As a result, this officer and director will have the right and ability to control virtually all corporate actions requiring stockholder approval, irrespective of how the Company’s other stockholders may vote, including the following actions:

• Electing or defeating the election of directors;

• Amending or preventing amendment of the Company’s Certificate of Incorporation or By-laws;

• Effecting or preventing a merger, sale of assets or other corporate transaction; and

• Controlling the outcome of any other matter submitted to the stockholders for vote.

The Company’s stock ownership profile may discourage a potential acquirer from seeking to acquire shares of the Company’s common stock or otherwise attempting to obtain control of the Company, which in turn could reduce the Company’s stock price or prevent the Company’s stockholders from realizing a premium over the Company’s stock price.

As a result of the Share Exchange, Duratech has become a wholly-owned subsidiary of a company that is subject to the reporting requirements of U.S. federal securities laws, which can be expensive.

As a result of the Share Exchange, Duratech has become an indirect wholly-owned subsidiary of a company that is a public reporting company and, accordingly, is subject to the information and reporting requirements of the Exchange Act and other federal securities laws, including compliance with the Sarbanes-Oxley Act.  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Share Exchange) and furnishing audited reports to stockholders will cause the Company’s expenses to be higher than they would be if Duratech had remained privately-held and did not consummate the Share Exchange.

In addition, it may be time consuming, difficult and costly for the Registrant to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  The Registrant may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  If the Registrant is unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, the Registrant may not be able to obtain the independent accountant certifications required by the Sarbanes-Oxley Act.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies.  As a public entity, the Registrant expects these new rules and regulations to increase compliance costs in 2008 and beyond and to make certain activities more time consuming and costly.  As a public entity, the Registrant also expects that these new rules and regulations may make it more difficult and expensive for the Registrant to obtain director and officer liability insurance in the future and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for the Registrant to attract and retain qualified persons to serve as directors or as executive officers.

Because Duratech became public by means of a share exchange, the Company may not be able to attract the attention of major brokerage firms.

There may be risks associated with Duratech becoming public through a share exchange. Specifically, securities analysts of major brokerage firms may not provide coverage of the company since there is no incentive to brokerage firms to recommend the purchase of the company’s common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on behalf of the company.

Risks Relating to the Common Stock

Volatility of our stock price is a risk to investors.

The price of our common stock may fluctuate widely, depending upon a number of factors, many of which are beyond our control. These factors include the perceived prospects of our business and the manufactured housing industry as a whole; differences between our actual financial and operating results and those expected by investors and analysts; changes in analysts’ recommendations or projections; changes affecting the availability of financing in the wholesale and consumer lending markets; actions or announcements by competitors; changes in the regulatory environment in which we operate; and changes in general economic or market conditions. In addition, stock markets generally experience significant price and volume volatility from time to time which may adversely affect the market price of our common stock for reasons unrelated to our performance.

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond the Company’s control, including the following:
•	Additions or departures of key personnel;

•
Limited “public float” following the Share Exchange, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for the common stock;

•	Sales of the common stock;

•	The Company’s ability to execute its business plan;

•	Operating results that fall below expectations;

•	Loss of any strategic relationship;

•	Industry developments;

•	Economic and other external factors; and

•	Period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

There is currently no liquid trading market for the Company’s common stock and the Company cannot ensure that one will ever develop or be sustained.

There is currently no liquid trading market for the Company’s common stock.  The Company cannot predict how liquid the market for the Company’s common stock might become.  The Company’s common stock is currently approved for quotation on the OTC Bulletin Board trading under the symbol UPSN.   The Company currently does not satisfy the initial listing standards, and cannot ensure that it will be able to satisfy such listing standards on a higher exchange, or that its common stock will be accepted for listing on any such exchange.  Should the Company fail to satisfy the initial listing standards of such exchanges, or its common stock be otherwise rejected for listing and remain on the OTC Bulletin Board or be suspended from the OTC Bulletin Board, the trading price of the Company’s common stock could suffer, the trading market for the Company’s common stock may be less liquid and the Company’s common stock price may be subject to increased volatility.

The Company’s common stock may be deemed a “penny stock”, which would make it more difficult for investors to sell their shares.

The Company’s common stock may be subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act.  The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities.  If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

Furthermore, for companies whose securities are quoted on the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Offers or availability for sale of a substantial number of shares of the Company’s common stock may cause the price of the Company’s common stock to decline.

If the Company’s stockholders sell substantial amounts of common stock in the public market, or upon the expiration of any statutory holding period, under Rule 144, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of the Company’s common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult the Company’s ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that the Company deems reasonable or appropriate.  Additional shares of common stock will be freely tradable upon the earlier of: (i) effectiveness of the registration statement the Company is required to file; and (ii) the date on which such shares may be sold without registration pursuant to Rule 144 under the Securities Act.

Provisions of the Company’s Certificate of Incorporation and Nevada law could deter a change of control, which could discourage or delay offers to acquire the Company.

Provisions of the Company’s Certificate of Incorporation and Nevada law may make it more difficult for someone to acquire control of the Company or for the Company’s stockholders to remove existing management, and might discourage a third party from offering to acquire the Company, even if a change in control or in management would be beneficial to stockholders.

Volatility in the Company’s common stock price may subject the Company to securities litigation.

The market for the Company’s common stock is characterized by significant price volatility when compared to seasoned issuers, and the Company expects that its share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. The Company may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

The elimination of monetary liability against the Company’s directors, officers and employees under the Company’s Articles of Incorporation and Nevada  law, and the existence of indemnification rights to the Company’s directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

Article XI of the Registrant’s Articles of Incorporation provides that the Company shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.7502 and NRS 78.751 or any other law then in effect or as it may hereafter be amended.  Further Article XI provides that the Company shall indemnify each present and future director, officer, employee or agent of the Company who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup.  These provisions and resultant costs may also discourage the Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth as of Closing Date, the number of shares of the Company’s Common Stock owned of record or beneficially by each person known to be the beneficial owner of 5% or more of the issued and outstanding shares of the Company’s voting stock, and by the directors and officers of the Company.  The number of common shares issued and outstanding as of September 5, 2008, the record date for the Information Statement, is 23,370,324, each with a par value of $0.001, and 4,830,000 options or warrants on common shares.

On the Closing Date, after giving effect to the issuance of 69,299,676 shares and options to the Duratech Shareholders, there will be issued and outstanding 97,500,000 shares and options of the Company’s Common Stock.

Title of Class	Name	Number of Shares Owned(1)		Percent of Voting Power(2)

Principal Stockholders

Common	Janet Van Hierden	48,264,954	(3)	49.5%

Directors and Executive Officers

Common	Peter Van Hierden			49.5%
Common	Tony Philipp			5.0%
Common	Robert Lundgren			1.1%
Common	Mark McDowell			0.7	%(4)
Common	Paul Schmidt			0.5%
Common	Richard von Gnechten			0.4%

Common	All Officers and Directors as a Group (3 persons)	55,857,984		57.3%

 (1)  Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.
(2) Based on 97,500,000 issued & outstanding shares and options of common stock as of the Closing Date.
(3)  Janet Van Hierden and Peter Van Hierden are husband and wife, and beneficially own the 6,387,729 and 41,761,084 shares, respectively, of Common Stock owned by each.  In addition, Mr. and Mrs. Van Hierden beneficially own the 116,141 shares of Common Stock owned by their son Brendon Van Hierden.
(4)  Mr. McDowell’s shareholdings reflect options that he either owns directly or indirectly through his corporate interests in Acta Wireless Capital, LLC.

Directors and Executive Officers

The following table sets forth information regarding the members of our board of directors and our executive officers and other significant employees.   All directors hold office for one-year terms until the election and qualification of their successors.  Officers are elected annually by the board of directors and serve at the discretion of the board.

The table below sets forth who our directors and executive officers will be upon the expiration of the ten day notice period under Rule 14f-1, and, in that connection, we filed with the Commission and mailed to our shareholders of record a Schedule 14F-1, which serves to provide such notice on September 11, 2008.  Such notice period will expire on September 21, 2008.  In the interim, all of the officers of the Registrant serving at closing resigned from such positions and the following persons were designated to the specified offices by Peter Van Hierden, namely, Mr. Van Hierden, as Chairman, CEO and President, Richard A. von Gnechten as CFO.  Also on the Closing Date, Philip resigned from his position as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time additional persons designated by Mr. Van Hierden will be appointed as directors of the Registrant, notably Mr. Robert Lundgren.

To the best of the Company’s knowledge, immediately prior to the Closing, Peter Van Hierden and Robert Lundgren were not directors, did not hold any position with the Company, nor had they been involved in any transactions with the Company or any of its directors, executive officers, affiliates or associates which would be required to be disclosed pursuant to the rules and regulations of the U.S. Securities and Exchange Commission, other than the transactions in the Share Exchange Agreement and the Asset Purchase Agreement.  Richard von Gnechten, who will be appointed Chief Financial Officer at Closing, has served as director of the Company and as a partner of Naviscent Group, LLC with Paul Schmidt, the Chief Financial Officer of the Company prior to Closing.  Mr. Van Hierden serves as Chairman of the Board of Directors of Global Kingdom Alliance which has secured Mr. von Gnechten’s services as a financial advisor to its affiliated companies.  To the best of the Company’s knowledge, none of such persons has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has he been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement.

To the Company’s knowledge, no director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than five percent (5%) of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

The names of the officers and directors of the Company following the Closing Date, as well as certain information about them are set forth below:

Name	Age	Position(s) with the Company
Tony Philipp(1)	45	CEO, President and Director
Mark McDowell(2)	42	Director
Paul Schmidt(3)	52	CFO
Peter Van Hierden(4)	49	CEO and Director
Richard von Gnechten(5)	44	CFO and Director
Robert Lundgren (6)	64	Director

(1) Philipp will resign as an officer at Closing and as a director of the Company effective ten days following the mailing of this Information Statement.
(2)  Mr.  McDowell will resign as a director of the Company effective at Closing.
(3)  Mr.  Schmidt will resign as an officer of the Company at Closing.
(4)  Mr. Van Hierden will be appointed as the CEO on the date Philipp’s resignation becomes effective and his appointment as a director becomes effective on the Closing Date.
(5) Mr. von Gnechten will be appointed as the CFO on the date Mr. Schmidt’s resignation becomes effective.  He remains in his position as a director.
(6) Mr. Lundgren will be appointed as a director on the date ten days following the mailing of this Information Statement.

Tony Philipp.
Tony Philipp has served as a director and our Chief Executive Officer and President since November 15, 2005, when we acquired UpSnap USA.  Philipp is the co-founder of UpSnap USA and acted as a director and the Chief Executive Officer of UpSnap USA since its formation in April 2004.  During 2002 to 2004, Philipp was the president of Vivisimo Inc., Europe, the leading provider of automatic content-clustering software, which powers 10% of web searches worldwide, with blue chip customers including the U.S. Government, HP, NASA, German Government, AOL, Infospace, and Overture. Philipp was responsible for establishing worldwide sales and marketing strategy for Vivisimo during that period. Philipp was the former Chief Operating Officer of Lycos Europe. Philipp was instrumental in the joint venture with Bertelsmann, and took the company to a $5 billion IPO in 2000. Philipp previously served on the board of Mobileway, Inc. and has in the past served as Non-Executive board member of selected 3i investments, the largest European venture group. Philipp is a dual citizen in Germany and the USA, and holds a Bachelor of Science Degree from Clemson University, a Master of International Business (MBA) from the University of South Carolina, and was a Fulbright Scholar at the University of Cologne (Germany).

Mark McDowell.
Mark McDowell, a director since April 19, 2006, has served since November 2004 as co-founder of Acta Wireless Capital LLC, an investment firm focused on early stage companies in the wireless sector, and the Managing Partner of Actium Advisors, LLC, a consulting firm with clients such as Verizon Wireless, Vodafone, Hewlett-Packard, and AOL since November 2004. Mr. McDowell served as President of McDowell Technology Ventures from September 2002 - October 2004, and was President and COO of Invertix Corporation, a global pioneer in wireless instant messaging from 1997 until August 2002. Mr. McDowell previously served as co-founder and director of TeleCorp PCS (acquired by AT&T Wireless Services in February 2002) and holds BSEE and MSEE degrees from the Massachusetts Institute of Technology.

Paul Schmidt.
Paul Schmidt has been Chief Financial Officer since November 15, 2005 and prior to that served as Chief Financial Officer of UpSnap USA from October 1, 2005. From 2005-2006, Mr. Schmidt served as a managing director at Von Steuben Financial, LLC, a service firm that provides part-time senior level financial executive services. From 2001 to 2004, Mr. Schmidt was the Vice President and Chief Financial Officer of B.R. Lee Industries, Inc., a large manufacturer of commercial asphalt paving equipment. From 1999 to 2001, Mr. Schmidt served as the Treasurer and Chief Financial Officer of Powerscape Equipment Corp., an outdoor power equipment dealership.  Mr. Schmidt is currently serving as Managing Partner for Naviscent Group, LLC, a firm that provides senior level CFO-type services on a fractional use basis.  Mr. Schmidt has an inactive CPA license and has a Bachelor of Business Administration degree from University of Michigan.

Peter Van Hierden.
Peter Van Hierden, a director, is President and CEO and principal owner of Duratech Group, Inc.  Duratech is engaged in the homebuilding and manufactured housing business in Alberta and Saskatchewan, Canada, which are experiencing rapid growth primarily because of commodities such as oil, uranium and diverse mining.  Duratech operates through its business units Duratech Contracting and Duratech Structures and through its ownership of 50% of the share capital of two joint venture companies:  P&R Gateway Developments Inc. and 1371009 Alberta Ltd., both Alberta corporations.  Mr. Van Hierden has been an entrepreneur for over 30 years, having started, run, bought and sold companies over that time period.   He helped successfully turned around six failing companies ranging from $1 million to $30 million in revenue over the past 15 years.  Mr. Van Hierden has also previously helped raise a fund of $7 million in private equity, which achieved an 18% return on investment.

Richard von Gnechten.
Richard von Gnechten, a director since April 19, 2006, has served since 2005 as President & CEO of Ravon Corp., which provides corporate financial advisory services.  Mr. von Gnechten joined Hawaiian Electric Company (HECO) in 1991 and served as Financial Vice President & CFO from 2000 to 2004, managing/implementing Sarbanes-Oxley, SEC and NYSE compliance. During his tenure, Hawaiian Electric was recognized by a Dow Jones public company survey as a top 5 company for corporate governance and top 10 for disclosure transparency.  Mr. von Gnechten also serves as Managing Director and CEO for Global Kingdom Finance Co. and Partner of Naviscent Group, LLC and board member for several companies.  He has an MBA from Dartmouth’s Tuck School of Business, Financial Management Program graduate from Stanford’s Graduate School of Business and a degree in Economics from the University of Denver.

Robert Lundgren.
Robert Lundgren, a candidate to be appointed as director, has served as both President and Senior Vice President, Finance and Corporate Development (and Chief Financial Officer) of The Loewen Group, Inc., a large Canadian public company.  In his capacities he was a leader in the company’s strategic planning process and directed a rapid acquisition growth program, which required access to significant capital from the public markets as well as direction of management development and system needs.  He has also served as a director of a number of corporate and charitable boards.  Mr. Lundgren is a Chartered Accountant and has a Bachelor of Arts in Economics from the University of British Columbia and a Master of Divinity from Canadian Theological Seminary.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

Meetings of Our Board of Directors

Our Board of Directors met in person or via telephone occasionally during our fiscal year ended January 31, 2008. Each member of the Board of Directors attended at least 75% of the meetings.

The Company presently does not have a compensation committee or nominating committee.  The Company does have an audit committee, with committee duties currently carried out by a member of our Board of Directors.  Our Board of Directors has determined that the audit committee member has sufficient knowledge in financial and accounting matters to serve on the committee and that the member is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Board of Directors has not adopted a written charter for the audit committee as the management of the Company believes that until this point it has been premature at the current stage of the Company’s management and business development to adopt a formal charter.

The same reasoning applies to the decision not to form a compensation or nominating committee.  However, the new management of the Company may form a compensation and nominating committee in the future.  Until these committees are established, these decisions will continue to be made by the Board of Directors.  New management may also adopt a formal audit committee charter.  Although the Board of Directors has not established any minimum qualifications for director candidates, when considering potential director candidates, the Board considers the candidate’s character, judgment, skills and experience in the context of the needs of the Company and the Board of Directors.

The Company’s Board of Directors does not currently provide a process for stockholders to send communications to the Board of Directors as the Company management believes that until this point it has been premature given the limited liquidity of the common stock of the Company to develop such processes.  However, the new management of the Company may establish a process for stockholder communications in the future.

Director Compensation

The Company paid nil to its directors for service as directors in 2008, and the Company has not paid its directors any separate compensation in respect of their services on the board. However, in the future, the Company intends to implement a market-based director compensation program.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth, for the years indicated, all cash compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company’s chief executive officer and president who received or was entitled to receive remuneration in excess of $100,000 during the stated periods.

SUMMARY COMPENSATION TABLE

Name of officer	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation	Total

Tony Philipp(1)	2007	$120,000	-	-	-	-	-	-	$120,000
	2006	$120,000	-	-	-	-	-	-	$120,000
	2005	-	-	-	-	-	-	-	-
     (1)  Philipp will resign from his officer positions with the Company at Closing.

Option Grants in Last Fiscal Year

There no options granted to Philipp during the year ended September 30, 2007.  There were options to purchase 1,000,000 shares of Common Stock granted to Philipp during the nine-months ended June 30, 2008, exercisable at $.10 per share, vesting over a four year period, with all unvested options to vest upon the Closing.

During the year ended September 30, 2007 and the nine-months ended June 30, 2008, Philipp did not exercise any stock options.

Employment Agreements

The Company has no employment agreements with any of its employees.

Equity Compensation Plan Information

The Company does have a stock and incentive plan entitled “UpSnap, Inc. Amended 2006 Omnibus Stock and Incentive Plan,” as detailed on Exhibit A of Schedule 14-C Definitive Information Statement filed with the SEC on October 3, 2007 and incorporated herein by reference. The Company plans to make any necessary changes to this plan to accommodate the aforementioned conversion of the 2,235,610 options to purchase Duratech common stock into UpSnap options.

Directors’ and Officers’ Liability Insurance

The Company has insurance insuring directors and officers against certain liabilities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the ten-months ended July 31, 2008, Philipp, the CEO, advanced a total of $61,333 to the Company.  For the year ended September 30, 2007 and 2006, Philipp advanced $0 and $0 to the Company, respectively.   Philipp was paid $32,000 by the Company for 2008 (as of July 31, 2008), and has an accrued salary for 2008 amounting to $61,333 (as of July 31, 2008).

After the consummation of the transactions contemplated by the Share Exchange Agreement, the Company plans to consummate the sale of its assets related to its mobile information search services, subject to assumption and payment of all of the Company’s liabilities related to periods prior to the closing, to UpSnap Services, LLC, a North Carolina limited liability corporation (“UpSnap Services”), which is owned by Philipp, pursuant to an Asset Purchase Agreement dated as of August 29, 2008 (the “Asset Purchase Agreement”).

Over the past few years the Company has sustained continued financial losses and revenue declines as its business has grown more competitive, it has not been able to raise additional capital to expand its operations, it has recent concerns about obligations to its creditors and its continuation as a going concern, and subsequent to the termination of the proposed merger transaction with Mobile Greetings, Inc., it has explored various financing and acquisition alternatives.  Based upon management’s review of alternatives, the Share Exchange Agreement and the Asset Purchase Agreement present the most viable present possibility for future enhancement of shareholder value and for payment of creditors.

Pursuant to the Share Exchange Agreement and the Asset Purchase Agreement, Philipp has agreed, among other things, to indemnify and hold harmless the Company from and against all liabilities as of the Closing Date up to $200,000.  As part of the Asset Purchase Agreement, the Company has agreed to contribute $130,000 to UpSnap Services at Closing solely toward the payment and discharge of the Assumed Liabilities (as defined).  The $130,000 contribution is not to be used to pay any of Philipp’s advances to the Company or his accrued salary.  Duratech has agreed to fund this $130,000 capital contribution. The Asset Purchase Agreement was approved by a majority of the Board of Directors, with Philipp abstaining, in accordance with Nevada Revised Statutes 78.140.

Richard A. von Gnechten, a member of the Board of the Company and also a Managing Director and CEO for Global Kingdom Finance Co., an affiliate of Duratech, will be appointed as Chief Financial Officer of the Company as of the Closing.  He does not plan to have a salary paid by the Company, nor will he have an employment contract with the Company.

Except for the transactions described above, there are no proposed transactions and no transactions during the past two years to which the Company was (or is) a party, and in which any officer, director, or principal stockholder, or their affiliates or associates, was also a party.

Item 3.02.                      Unregistered Sales of Equity Securities

In connection with the Share Exchange, as of September 17, 2008, the Company issued to the Duratech Shareholders 50,349,342 shares of common stock in a transaction intended to be exempt from registration under the Securities Act pursuant to Regulation S.  In addition, the Duratech Shareholders were issued options to purchase 18,950,334 shares of the Registrant’s Common Stock in substitution for options to purchase 2,235,610 shares of Duratech common stock which they owned prior to the transaction. Pursuant to Regulation S.  The consideration for the issuance of the shares of common stock and options was the exchange by the Duratech Shareholders of 100% of the common share capital of Duratech Group Inc.  Pursuant to the exchange, P&R Gateway Develops Inc. and 1371009 Alberta Ltd. became 50% owned subsidiaries of the Company.

Description of Securities

The Company is authorized to issue 97,500,000 shares of common stock, $.001 par value.  Immediately following the Share Exchange, there were 73,719,666 shares of common stock issued and outstanding and 23,780,334 options and warrants to purchase shares of common stock.

Common Stock

The holders of common stock are entitled to one vote per share.  They are not entitled to   cumulative voting rights or preemptive rights.  The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of legally available funds. However, the current policy of the board of directors is to retain earnings, if any, for operations and growth.  Upon liquidation, dissolution or winding-up, the holders of common stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts.  The holders of common stock have no subscription, redemption or conversion rights.  The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the board of directors and issued in the future.

Registration Rights

The Duratech Shareholders have demand and piggy-back registration rights for all restricted securities that it received in the Share Exchange, at the expense of the Company.

Market Price and Dividends

Duratech Group Inc. is, and has always been, a privately-held company and now is a wholly-owned subsidiary of the Company.  There is not, and never has been, a public market for the securities of Duratech Group Inc.  The Registrant’s common stock is approved for trading on the OTC Bulletin Board under the symbol UPSN, but there is currently no liquid trading market.

For the foreseeable future, the Company does not intend pay cash dividends to its stockholders. Duratech Group does not intend to pay any cash dividends to its parent preferred stockholders.

Indemnification of Directors and Officers

Pursuant to Section 78.7502 of the Nevada Revised Statutes, the Company will indemnify to the fullest extent permitted by, and in the manner permissible under law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was director, officer, employee or agent of the corporation, or is or was serving at our request as a director, partner, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification covers expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement. It also covers costs. The Company may pay advancements towards these expenses. The power to indemnify applies only if such person acted in good faith and in a manner such person reasonably believed to be in the best interests, or not opposed to the best interests, of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Article XI of the Registrant’s Articles of Incorporation provides that the Company shall indemnify all directors, officers, employees, and agents to the fullest extent permitted by Nevada law as provided within NRS 78.7502 and NRS 78.751 or any other law then in effect or as it may hereafter be amended.

Further, Article XI provides that the Company shall indemnify each present and future director, officer, employee or agent of the Company who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Trading Information

The Company’s common stock is currently approved for quotation on the OTC Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “UPSN,” but there is currently no liquid trading market. The challenge for the Company will be to educate the market as to the values inherent in a home and manufactured housing market in Canada, and to develop an actively trading market.

The transfer agent for our common stock is Nevada Agent and Trust Company, 50 West Liberty Street, Suite 880 Reno, Nevada 89501, telephone: (775) 322-0626.

Item 5.01.                      Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02.                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

At Closing, the officers of the Registrant tendered their resignations to the Board of Directors, and new officers designated by Peter Van Hierden were appointed as follows:  Mr. Peter Van Hierden, Chairman, CEO and President, and Richard von Gnechten, Chief Financial Officer. Tony Philip tendered his resignation as Chairman and President of the Company.  Also on the Closing Date, Philip resigned from his position as a director effective upon the expiration of the ten day notice period required by Rule 14f-1, at which time additional persons designated by Mr. Van Hierden will be appointed as directors of the Registrant, notably Robert Lundgren.

The biographies of each of the new directors and officers are set forth in the section entitled “Directors and Executive Officers” on pages 31 and 33, and are incorporated by reference herein.

The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Mr. Van Hierden and von Gnechten had or will have a direct or indirect material interest, other than the ownership of shares of common stock in the Registrant as a result of the reverse merger transaction.  Such beneficial ownership is set forth in the table under the caption “Security Ownership of Certain Beneficial Owners and Management.” In addition, the Registrant does not have an employment contract with any of Messrs. Van Hierden and von Gnechten.

Item 5.06.                      Change in Shell Company Status

As a result of the consummation of the Share Exchange described in Item 1.01 of this Current Report on Form 8-K, the Company believes that it is no longer a “shell corporation,” as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01.                      Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), Duratech’s audited financial statements for the fiscal years ended January 31, 2008 and 2007 are filed in this Current Report on Form 8-K as Exhibit 99.1.

(b)           Pro Forma Financial Information.

In accordance with Item 9.01(b), the Company’s pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.
Exhibit No.	Description
2.1	Share Exchange Agreement, dated August 29, 2008 (exhibits to agreement omitted)
2.2	Asset Purchase Agreement, dated August 29, 2008 (exhibits to agreement omitted)
3.1	Articles of Incorporation of UpSnap, Inc. (incorporated by reference from Exhibit 3.1 to a Form SB-2 filed on September 18, 2003)
3.2	By-laws of UpSnap, Inc. (incorporated by reference from Exhibit 3.2 to a Form SB-2 filed on September 18, 2003)
21.1	List of Subsidiaries
99.1
    Duratech’s audited Balance Sheet dated January 31, 2008 and related audited statements of operations, changes in owner’s equity and cash flows for the years ended January 31, 2008 and January 31, 2007.

99.2	Unaudited Pro Forma Balance Sheet as of September 30, 2007, and Unaudited Pro Forma Statements of Operations for the period ended June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 24, 2008	UpSnap, Inc.

	By:	/s/ Peter Van Hierden
Peter Van Hierden
Chairman and CEO